PRIME CAPITAL CORPORATION
O'Hare International Center
10275 West Higgins Road
Rosemont, Illinois  60018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS June 24, 1998

To the Stockholders of PRIME CAPITAL CORPORATION:

The Annual Meeting of Stockholders (the "Annual Meeting") of Prime Capital Corporation, a Delaware corporation (the "Company"), will be held on June 24, 1998 at 2:00 o'clock p.m. (C.S.T.), at O'Hare International Conference Center, 10275 West Higgins Road, Rosemont, Illinois 60018 for the following purposes:

1.  To elect a Board of Directors to serve for the ensuing year.
2. To consider and act upon a proposal to authorize the Board of Directors to name a successor to the Board vacancy.
3. To consider and act upon a proposal to amend the by-laws of the Company to increase the number of Directors to six.
4. To consider and act upon a proposal to ratify the selection by the Board of Directors of KPMG Peat Marwick, LLP as auditors of the Company for the current fiscal year.
5. To act upon any and all matters incident to any of the foregoing and transact such other business as may properly be brought before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on May 10, 1998 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

All stockholders of record on that date are entitled to be present and to vote at the Annual Meeting and are cordially invited to attend the Annual Meeting. If you plan to attend, you may obtain an admittance card by completing the enclosed reservation form and returning it with your proxy. Stockholders are urged, whether or not they plan to attend the Annual Meeting, to mark, date and sign the enclosed proxy and return it promptly in the accompanying envelope. If you attend the Annual Meeting and vote by ballot at the Annual Meeting, you can revoke your proxy at that time and your vote at the Annual Meeting will be counted.



                                        By Order of the Board of Directors


                                          Jeffrey A. Olson
                                          Secretary
Rosemont, Illinois
April 30, 1998

PRIME CAPITAL CORPORATION
O'Hare International Center
10275 West Higgins Road
Rosemont, IL  60018

PROXY STATEMENT FOR ANNUAL MEETING
June 24, 1998


INTRODUCTION

Solicitation, Voting and Revocation of Proxies

This Proxy Statement is furnished in connection with the solicitation by, and on behalf of, the Board of Directors of Prime Capital Corporation, a Delaware corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company on June 24, 1998, and at any adjournment or adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about
May 22, 1998. The Annual Meeting is called for the purposes stated in the accompanying Notice of Annual Meeting of Stockholders (the "Notice") which are to (i) elect a board of directors,(ii) consider and act upon a proposal to authorize the Board of Directors to name a successor to the current Board vacancy, (iii) consider and act upon a proposal to amend the by-laws of the Company to increase the number of Directors to six, and (iv) ratify the selection of auditors. If a proxy is properly signed and is not revoked by the stockholder, the shares represented thereby will be voted by the Proxy Committee in accordance with the stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy card. If no choice has been specified, the shares will be voted by the Proxy Committee "FOR" electing management's slate of directors, authorizing the Board of Directors to name a successor to the Board vacancy, amending the by-laws of the Company to increase the number of Directors to six, and ratifying KPMG Peat Marwick LLP as auditors of the Company for the current fiscal year. The Proxy Committee presently consists of James A. Friedman, Mark P. Bischoff, William D. Smithburg and Robert T. Youngquist.
Proxy cards also confer upon the Proxy Committee discretionary authority to vote the shares represented thereby on any matter which is not known at this time but may be presented for action at the meeting. The Company does not know of any other matters that will be presented at the Annual Meeting. If any other matter comes before the Annual Meeting, or any of its adjournments, however, the members of the Proxy Committee will vote in accordance with their best judgment.

A proxy may be revoked at any time before it is exercised by voting in person at the Annual Meeting or by a later proxy, or by written notice of revocation bearing a later date which is delivered to the Secretary of the Company at or prior to the Annual Meeting.

Cost and Manner of Solicitation

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees, and fiduciaries for forwarding proxy materials to beneficial owners of the Company's stock. Solicitations will be made primarily by mail, but certain directors, officers or regular employees of the Company may solicit proxies in person or by telephone or telegram without special compensation.


Available Reports: Incorporation by Reference

This Proxy Statement is accompanied by a copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997. That report includes financial statements for the year ended December 31, 1997 audited by KPMG Peat Marwick LLP, the Company's independent accountants. The Annual Report to the Stockholders is furnished for information only and no part thereof is incorporated by reference in this Proxy Statement.

UPON WRITTEN REQUEST OF ANY STOCKHOLDER, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB, WITHOUT EXHIBITS, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCHI 31, 1998. THE EXHIBITS THERETO WILL BE AVAILABLE AT A CHARGE OF $.20 PER PAGE. REQUESTS SHOULD BE ADDRESSED TO THE COMPANY IN CARE OF INVESTOR RELATIONS, PRIME CAPITAL CORPORATION, O'HARE INTERNATIONAL CENTER, 10275 W. HIGGINS ROAD, ROSEMONT, ILLINOIS 60018.


Voting Securities

The Board of Directors has fixed the close of business on May 10, 1998 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. The voting securities issued and outstanding as of April 30, 1998 consist of 4,335,398 shares of the Company's common stock, $.05 par value ("common stock"), each share of which is entitled to one vote.

Proposal 1

ELECTION OF DIRECTORS

Voting for Directors

Unless the stockholders shall vote otherwise, a Board of four Directors will be elected at the 1998 Annual Meeting. The By-laws of the Company provide for five Directors. All Directors are elected annually and hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

The persons named below have been nominated by the Board for election as Directors. Messrs. Friedman, Bischoff, Smithburg and Youngquist have served as Directors since the respective dates set forth below. The Board has no reason to anticipate that any nominee will decline or be unable to serve. In the event that any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or may be voted for a lesser number of Directors. In the absence of instructions to the contrary, proxies will be voted for the election of the Directors named below.

The Board of Directors recommends a vote "FOR" the election of the nominees for Directors.

Certain information concerning the nominees is set forth below.


               Principal Occupation During Past             Director
NAME           Five Years and Other Information        Age   Since
-----          --------------------------------        ---  --------
James A.       President and Chief Executive           52    1978
Friedman       Officer of the Company or its
               predecessor since November 1978.

William D.     Former Chairman of The Quaker Oats      59    1986
Smithburg      Company since 1983 and Chief
               Executive Officer thereof  since
               1981; Director of The Quaker Oats
               Company, Abbott Laboratories,
               The Northern Trust Corporation and
               Corning Glass Works.

Robert R.
Youngquist     Practicing Orthodontist and owner of    49    1978
D.D.S.         Robert R. Youngquist D.D.S., Ltd.
               during the past seven years.
Mark P.
Bischoff       Senior Partner of Bischoff &            51    1996
               Swabowski, Ltd. since 1988;
               Secretary of the Board of Directors
               and Outside General Counsel of
               the Company since 1986.

The Board of Directors

The Company's business is managed under the direction of the Board of Directors. During 1997, the Board of Directors held two regular meetings. The standing Committees of the Board are the Executive Committee, the Audit Committee, and the Compensation and Stock Option Committee. The Board does not have a standing Nominating Committee. All Directors attended all meetings of the Board of Directors and meetings held by all committees of the Board on which the Director served during the period that the Director served.

Committees of the Board of Directors

The Executive Committee exercises all the powers and authority of the Board of Directors in the management of the business and affairs of the Company during the intervals between meetings of the Board, subject to the restrictions set forth in the By-laws. The members of the Executive Committee are: James A. Friedman (Chairman) and William D. Smithburg. The Executive Committee met two times during 1997.

The Audit Committee has the general responsibility for establishing and maintaining communications with the Company's internal and independent accountants, reviewing the methods used and examinations made by the auditors in connection with the Company's published financial statements and reviewing with the auditors the Company's financial and operating controls. The members of the Audit Committee are: Mark P. Bischoff and William D. Smithburg. The Audit Committee met once during 1997.

The Compensation and Stock Option Committee (the "Compensation Committee") oversees the Company's compensation and benefit policies and programs, including the administration of the Company's 1997 Stock Option Plan
(the "1997 Plan"). The Compensation Committee also has general responsibility for the Company's personnel and compensation matters.
The Compensation Committee presently consists of the following Directors of the Company: Mark P. Bischoff, William D. Smithburg, and
Robert R. Youngquist.  The Committee met six times during 1997.


Proposal 2

BOARD OF DIRECTORS PROPOSAL FOR BOARD VACANCY.

In December of 1997, a vacancy to the Board of Directors was created by the death of Mr. Lee W. Jennings. The Board of Directors is currently conducting a search to locate an appropriate candidate to fill the vacancy. The Board of Directors does not believe it will locate a candidate prior to the Annual Meeting. Therefore, the Board of Directors requests that the stockholders grant it the authority to appoint the successor who will hold office until the next annual election of Directors by the stockholders.

The Board of Directors recommends a vote "FOR" this proposal.


Proposal 3

AMENDMENT TO BY-LAWS TO INCREASE THE NUMBER OF DIRECTORS.

The Company wishes to amend the by-laws of the Company to increase the number of Directors which shall constitute the whole Board of Directors to six (6). The Company believes that increasing the number of Directors will benefit the Company by broadening the experience and expertise of the Board of Directors.

If such amendment to the by-laws is approved by the stockholders, the Board of Directors will appoint the sixth Director after completing a search to locate an appropriate candidate.

The Board of Directors recommends a vote "FOR" this proposal.


Proposal 4

SELECTION OF INDEPENDENT ACCOUNTANTS FOR FISCAL YEAR ENDING DECEMBER 31, 1998

The Board of Directors has selected the firm of KPMG Peat Marwick LLP, independent accountants, to audit the accounts of the Company for its fiscal year ended December 31, 1998. The Company has been advised that neither that firm nor any of its partners has any other relationship, direct or indirect, with the Company or its subsidiaries.

It is expected that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting with an opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The Board of Directors recommends a vote "FOR" this proposal.


EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table shows all the cash compensation paid or to be paid by the Company or any of its subsidiaries, as well as certain other compensation paid or accrued, during the fiscal years indicated, to the President and Chief Executive Officer, and the highest paid executive officers of the Company whose compensation was at least $100,000 for the last fiscal year in all capacities in which they served:

                    SUMMARY COMPENSATION TABLE

                            Annual Compensation          Long-Term Compensation
                        ===========================     ========================
                                                           Awards        Payouts

  (a)              (b)   (c)      (d)     (e)     (f)
                                          Other                            All
                                          Annual  Restricted             Other
Name and                                  Compen-   Stock  Options/ LTIP Compen-
Principal Position Year  Salary   Bonus   sation   Award(s)  SAR Payouts sation
                          ($)     ($)     ($)     ($)              ($)
James A. Friedman  1997   361,710           6,135
President and      1996   296,050
Chief Executive    1995   288,000
Officer

John W. Altergott  1997   157,800          257,646
Sr.Vice President  1996    97,500          195,849
                   1995    80,000          255,019

Philip M. Dinielli 1997   114,276  28,706   36,295
Vice President     1996    94,222           87,965
                   1995    80,000           23,306           20,000

Vern E. Landeck    1997    83,246  51,350
Vice President and 1996    53,643                            20,000
Chief Financial
Officer

Joseph H. Rinehart 1997   148,132 180,834     264
Sr.Vice President  1996    80,152  16,717                    50,000


                  Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End

                                   Option/SAR Values

(a)             (b)              (c)           (d)               (e)
Name         Shares Acquired   Value       Number of      Value of Unexercised
             on Exercise (#)  Realized($)  Unexercised    In-the-Money Options
                                           Options at     at FY-End ($)
                                           FY-End (#      Exercisable/
                                           Exercisable/   Unexercisable
                                           Unexercisable
John W. Altergott                        101,665/33,335  $478,778/$108,172
Philip M. Dinielli                        18,334/25,000    79,378/  27,497
Vern E. Landeck                            6,666/13,334     2,500/   5,000
Joseph H. Rinehart                        16,665/33,335         0/       0


                    EXECUTIVE OFFICERS OF THE REGISTRANT

                    Principal Occupation During Past
Name of Officer     Five Years and Other Information            Age
===============     =================================           ===
James A. Friedman   President and Chief Executive Officer        52
                    of the Company or its predecessor
                    since November 1978.

John W. Altergott   Senior Vice President of the Company         37
                    since January 1996.  Vice President of
                    the Healthcare Finance Group of the
                    Company since March 1988.

Philip M. Dinielli  Senior Vice President of the Company         39
                    since December 1997.  Began employment
                    with Prime Capital in 1988 most recently
                    as Vice President of Credit and Underwriting
                    Operations

Thomas R. Ehmann    Vice President, Finance of the Company       45
                    since September 1997. Vice President and
                    Chief Financial Officer at First Merchants
                    Acceptance Corporation from 1992 to 1997

Vern E. Landeck     Vice President and Chief Financial Officer   39
                    of the Company since July 1997.
                    Vice President and Treasurer of the Company
                    from June 1996 through June 1997.  President of
                    Atlantic Capital Exchange, Inc. 1988 to 1996.

Director's Compensation

Each Director of the Company who is not an Executive Officer receives an annual retainer of $10,000 plus a fee of $500 for attendance at each meeting of the Board. In addition, members of the Committees of the Board who are not Executive Officers receive a fee of $300 for each Committee meeting attended. Directors of the Company who are also Executive Officers receive no compensation for rendering services as a Director except for reimbursement of out-of-pocket expenses.

Employment Agreements

With the exception of Mr. Friedman, the Company has entered into employment agreements with each of the executive officers of the Company to assure the continued service of such persons. Each of the agreements are substantively similar, except with regard to compensation. Such agreements generally provide for a one-year term of employment automatically renewable unless otherwise terminated. The executive may terminate his employment at any time upon appropriate notice. The executive agrees to be bound by certain confidentiality, non-solicitation and non-compete provisions contained in the respective agreements.

Compensation Pursuant to Plans

The Company has adopted the 1984 Incentive Stock Option Plan (the "ISO
Plan"), the 1986 Non-Qualified Stock Option Plan (the "Non-Qualified Plan"), the 1987 Stock Option Plan (the "1987 Plan") and the 1997 Plan. All descriptions of the various plans are qualified in their entirety by reference to the actual Plan documents which are available for examination.

The 1997 Plan supercedes and replaces the ISO Plan, the Non-Qualified Plan and the 1987 Plan (collectively, the "Former Plans"). No additional stock options can be granted under the Former Plans. Any unexercised options granted under the Former Plans that expire or are otherwise terminated pursuant to the terms of the Former Plans shall be immediately made available for the grant of new options under the 1997 Plan.

The 1997 Plan is administered by the Board of Directors. The Board selects eligible persons for participation and determines the number of shares to be subject to option, the per share option price, the time and conditions of exercise, the vesting rights of the optionee, the repurchase rights of the Company, and all other terms and conditions of the options not specified in the 1997 Plan. The Board interprets the provisions of the 1997 Plan, may prescribe rules for its operation, and any such interpretation or rule will be final and conclusive as to all parties. The Board may delegate the responsibility for the administration of the 1997 Plan to the Compensation Committee.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Current Ownership

The following table sets forth certain information as of December 31, 1997 with respect to the beneficial ownership of the Company's common stock by each stockholder or group known by the Company to be the beneficial owner of more than 5% of its outstanding common stock, by each Director, and by all Executive Officers and Directors as a group. The information is based, in part, on data furnished by such Executive Officers, Directors and stockholders. The address of each holder of more than 5% of the Company's common stock other than First Financial Fund, Inc. and Wellington Management Company is O'Hare International Center, 10275 West Higgins Road, Rosemont, Illinois 60018. The address for Wellington Management Company is 75 State Street, Boston, Massachusetts 02109. First Financial Fund, Inc.'s address is One Seaport Plaza, 25th Floor, New York, New York 10292.

Name of                         Amount and Nature
Beneficial Owner                of Beneficial Ownership     Percent of Class
================                =======================     ================
James A. Friedman (1)               2,198,375                    51.1%
Mark P. Bischoff  (2), (3)            478,309                    11.1%
William D. Smithburg (2)               35,333                     1.2%
Robert R. Youngquist, D.D.S. (2),(4)   28,333                       *
Vern E. Landeck (2)                     6,666                       *
Philip M. Dinielli (2)                 18,334                       *
John W. Altergott (2)                 118,335                     2.8%
First Financial Fund, Inc. (5)        330,000                     7.7%
All Executive Officers and Directors
as a group (7 persons) (2)          2,440,376                    56.7%

* Less than 1%

(1) Includes 459,975.67 shares owned by a trust for the benefit of Mr. Friedman's children (the "Childrens Trust") for which Mr. Friedman disclaims beneficial ownership. The named trustee of the trust is Mark
     P. Bischoff.
(2) Includes outstanding options which are currently exercisable with respect to the following named individuals or groups: Mr. Bischoff, 8,333 shares; Mr. Smithburg, 37,500 shares; Mr. Youngquist, 8,333 shares; Mr. Landeck, 6,666 shares; Mr. Dinielli, 18,334 shares; Mr. Altergott, 118,335 shares. All Executive Officers and Directors as a group, 226,665 shares.
(3) Includes 459,975.67 shares owned by the Childrens Trust for which Mr. Bischoff is trustee but for which he disclaims beneficial ownership.
(4) Includes 15,000 shares held in a pension plan of which Dr. Youngquist is a fiduciary and for which Dr. Youngquist disclaims beneficial ownership.
(5) According to Schedules 13G filed with the Securities and Exchange Commission on February 10, 1998, First Financial Fund, Inc., an investment company, is the beneficial owner of such shares, and Wellington Management Company, its investment advisor, may also be deemed to be a beneficial owner of those shares.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships among the Directors and Executive Officers of the Company.

In September 1991, James A. Friedman purchased one lease and the underlying telecommunications equipment from the Company for a price of approximately $350,000, made up of cash and an assumption of the debt secured by those assets. The transaction was approved by the Company's outside directors in accordance with the Company's policy of related party transactions. The Company originally purchased the equipment for approximately $456,000 and entered into this lease in February, 1990. At the date of the sale to Mr. Friedman, the assets were carried on the Company's books at approximately $373,000. There were no proceeds received by Mr. Friedman on this lease in 1994. $27,511 was received by Mr. Friedman in 1995 and $223,749 was received by Mr. Friedman in 1996 on this transaction. The transaction was closed in 1996.


OTHER MATTERS

The Board of Directors does not intend to bring any other matters before the meeting and is not informed of any other business which others may bring before the meeting. However, if any other matter should properly come before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their discretion, may determine.


DEADLINE FOR SHAREHOLDER PROPOSALS

Stockholder proposals intended to be presented at the next Annual Meeting must be received by the Company, in writing, no later than January 31, 1999, in order to be considered for inclusion in the Proxy Statement and proxy for the Company's 1998 Annual Meeting. Any such proposal should be sent to the attention of the Secretary of the Company at O'Hare International Center, 10275 West Higgins Road, Rosemont, IL 60018.



ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.


                                             By Order of the Board of Directors



                                                        Jeffrey A. Olson
                                                        Secretary


Rosemont, Illinois
April 30, 1998